Exhibit 99.1

FOR IMMEDIATE RELEASE

First National Bank Hires Tisdale to Lead New Maryland Market

Enhances FNB Leadership Team as Regional President

Annapolis, Maryland – January 17, 2013 – First National Bank of Pennsylvania, the largest subsidiary of F.N.B. Corporation (NYSE: FNB), has announced the recent hiring of J. MacGregor (Mac) Tisdale as Market Executive and President of First National Bank’s new Maryland Region. Tisdale will be responsible for integrating First National Bank’s successful business model in the core markets of Anne Arundel and Queen Anne Counties, and for developing business opportunities in the greater Baltimore and Washington D.C. areas.

Regarding the appointment, F.N.B. Corporation President and CEO Vincent J. Delie, Jr. states, “Mac Tisdale has strong and relevant experience within the region’s financial services community. We’re confident that his results-oriented leadership will help advance First National Bank’s position as the go-to financial provider among local consumers and businesses.”

Tisdale adds, “FNB blends a sophisticated set of products and services with local decision-making and a customer-centric focus. It’s exciting to join a team that delivers large bank capabilities without sacrificing the community bank touch.”

In addition to coordinating Corporate and Business Banking and the overall business strategy in the Bank’s Maryland Region, Tisdale will manage the integration of sales by Retail Banking, Investment Real Estate, Asset Based Lending, Private Banking, Wealth Management, Investment and Insurance professionals.

Prior to joining First National Bank, Tisdale served for 12 years with SunTrust Bank in Baltimore, Maryland, as City President and Commercial Banking Manager. Previously, he worked for First National Bank of Maryland and SunTrust Bank in Atlanta.

Tisdale earned an M.B.A. in Finance from Maryland’s Johns Hopkins University in 2004, as well as a B.A. in Economics from Washington & Lee University in Lexington, Virginia. Currently, he serves as a member of the board of directors for American Red Cross of Central Maryland, Cystic Fibrosis Foundation, Franciscan Center Baltimore, William Proudford Sickle Cell Anemia Foundation and Baltimore’s Downtown Partnership. In addition, he is a member of the board of trustees for MPT Foundation, a member of the advisory board for Higher Achievement Baltimore and past president of both the Maryland Chapter of Association for Corporate Growth and Washington and Lee University’s Alumni Association, Baltimore Chapter.

F.N.B. Corporation’s expansion into Maryland is a result of the Company’s anticipated merger with Annapolis Bancorp, Inc., the parent company of BankAnnapolis, which has eight banking offices in and around Annapolis. The all-stock transaction, announced in October 2012, is scheduled to close in April 2013, subsequent to regulatory and shareholder approvals.

Richard M. Lerner, current Chairman and Chief Executive Officer of Annapolis Bancorp, Inc. and BankAnnapolis, will remain with First National Bank to provide transitional support as Market Chairman for the newly established Maryland Region.

MEDIA CONTACT:    Kathy Hammons    724.983.3303    Cell: 724.699.0449    Hammons@fnb-corp.com

FOR IMMEDIATE RELEASE

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

F.N.B. Corporation will file a registration statement on Form S-4 with the SEC. The registration statement will include a proxy statement/prospectus and other relevant documents relating to the merger.

SHAREHOLDERS OF ANNAPOLIS BANCORP, INC. ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus and other relevant materials (when they become available), and any other documents F.N.B. Corporation and Annapolis Bancorp, Inc. have filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents F.N.B. Corporation has filed with the SEC by contacting James Orie, Chief Legal Officer, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317 and free copies of the documents Annapolis Bancorp, Inc. has filed with the SEC by contacting Edward J. Schneider, Chief Financial Officer, Annapolis Bancorp, Inc., 1000 Bestgate Road, Suite 400, Annapolis, MD 21401, telephone: (410) 224-4455.

F.N.B. Corporation and Annapolis Bancorp, Inc. and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from Annapolis Bancorp, Inc. shareholders in connection with the proposed merger. Information concerning such participants’ ownership of Annapolis Bancorp, Inc. common stock will be set forth in the proxy statement/prospectus relating to the merger when it becomes available. This communication does not constitute an offer of any securities for sale.

About First National Bank of Pennsylvania

First National Bank of Pennsylvania, the largest subsidiary of F.N.B. Corporation (NYSE: FNB), has over 240 full-service locations in Pennsylvania, Ohio and West Virginia. First National Bank has been recognized as a winner of six 2011 Greenwich Excellence in Banking Awards in the categories of Small Business Banking and Middle Market Banking, awards presented solely on the basis of client satisfaction.

About F.N.B. Corporation

F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $12.0 billion. F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and F.N.B. Commercial Leasing. It also operates consumer finance offices in Kentucky and Tennessee.

The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol “FNB” and is included in Standard & Poor’s SmallCap 600 Index with the Global Industry

MEDIA CONTACT:    Kathy Hammons    724.983.3303    Cell: 724.699.0449    Hammons@fnb-corp.com

FOR IMMEDIATE RELEASE

Classification Standard (GICS) Regional Banks Sub-Industry Index. Investor information is available on F.N.B. Corporation’s Web site at www.fnbcorporation.com.

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MEDIA CONTACT:    Kathy Hammons    724.983.3303    Cell: 724.699.0449    Hammons@fnb-corp.com